Exhibit 99.1

United States Oil Fund, LP

Monthly Account Statement

For the Month Ended September 30, 2021

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$56,710,042
Unrealized Gain (Loss) on Market Value of Commodity Futures	181,833,019
Dividend Income	34,533
Interest Income	61,406
ETF Transaction Fees	9,000
Total Income (Loss)	$238,648,000

Expenses
General Partner Management Fees	$967,323
Professional Fees	598,525
Brokerage Commissions	74,411
Directors' Fees and insurance	70,292
NYMEX License Fee	32,244
Total Expenses	$1,742,795
Net Income (Loss)	$236,905,205

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 9/1/21	$2,636,929,706
Additions (1,800,000 Shares)	88,383,015
Withdrawals (7,000,000 Shares)	(349,744,107)
Net Income (Loss)	236,905,205

Net Asset Value End of Month	$2,612,473,819
Net Asset Value Per Share (49,623,603 Shares)	$52.65

To the Limited Partners of United States Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended September 30, 2021 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Oil Fund, LP

United States Commodity Funds LLC
1850 Mt. Diablo Boulevard, Suite 640
Walnut Creek, CA 94596